UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.             Entry into a Material Definitive Agreement.

On October 4, 2018, Willdan Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and Wedbush Securities Inc. and Roth Capital Partners, LLC as underwriters (the “Underwriters”), pursuant to which the Company agreed to offer, issue and sell 1,750,000 shares of  the Company’s common stock, par value $0.01 per share (“Common Stock”) to the Underwriters and also granted the Underwriters the option for a period of 30 days to purchase up to an additional 262,500 shares of Common Stock from the Company, in each case, at a price to the public of $30.00 per share (the “Offering”).

The Offering is being made pursuant to a prospectus supplement, dated October 4, 2018, to the prospectus, dated November 17, 2017 which was included in the Company’s shelf registration statement on Form S-3 (File No. 333-217356), initially filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2017 (as amended on September 21, 2017 and November 3, 2017) and declared effective on November 17, 2017.

The Underwriting Agreement contains the terms and conditions for the sale by the Company of the shares of Common Stock to the Underwriters, customary representations, warranties and covenants by the Company, indemnification and contribution obligations by each of the parties to the Underwriting Agreement, and other terms and conditions customary in agreements of this type.

If the Company’s proposed acquisition of Lime Energy Co. is completed, the Company intends to use the net proceeds of the Offering to fund a portion of the purchase price of the acquisition and for general corporate purposes, which may include the repayment of borrowings under its new credit facilities. If the acquisition of Lime Energy Co. is not completed, the Company intends to use the net proceeds of the Offering for general corporate purposes.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01              Other Events.

On October 9, 2018, the Company completed the Offering by selling 2,012,500 shares of Common Stock (which included 262,500 shares of Common Stock issued upon the exercise by the Underwriters on October 8, 2018 of the option to purchase additional shares of Common Stock) to the Underwriters at a price of $28.05 per share, after deducting underwriters discounts and commissions.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated October 4, 2018, by and among Willdan Group, Inc. and Wedbush Securities Inc. and Roth Capital Partners, LLC.
5.1	Opinion of O’Melveny & Myers LLP.
23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: October 9, 2018	By:	/s/ Stacy B. McLaughlin
Stacy B. McLaughlin
Chief Financial Officer

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